Household Finance Corporation
Revolving Home Equity Loan
Asset Backed Certificates - Series 1995-1
P & S Agreement Date:              May 1, 1995
Original Settlement Date:          May 25, 1995
Cusip Number of Class A-1 Certificates:
441919AE7
Cusip Number of Class A-2 Certificates:
441919AF4
Original Sale Balance:             $474,825,000
 =
                                                Sum of 1/20/98 -
                                               12/21/98
1998 AGGREGATE PAYMENTS                           Distribution
                                                      Dates

Distribution Date                                Total 1998 (1)

Class A-1 Interest Distributed                      8,862,078.66
Class A-1 Interest Pymt Factor (per 1,000)                 19.48
Class A-2 Interest Distributed                        383,604.67
Class A-2 Interest Pymt Factor (per 1,000)                 19.18

Investor Principal Distribution A-1                81,808,415.09
Class A-1 Principal Pymt Factor (per 1,000)               179.87
Investor Principal Distribution A-2                 3,597,377.41
Class A-2 Principal Pymt Factor (per 1,000)               179.87



(1) These amounts represent cash distributions paid by the trust during the 1998 calendar year. As such, they do not represent the economic accrual of interest for tax purposes.